                                                                     Exhibit 21
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                       AQUA AMERICA, INC. AND SUBSIDIARIES



The following table lists the significant subsidiaries and other active subsidiaries of Aqua America, Inc. at December 31, 2003:



                            Aqua Pennsylvania, Inc.  (Pennsylvania)
                            Aqua Resources, Inc. (Pennsylvania)
                            Aqua Services, Inc.  (Delaware)
                            Consumers Oho Water Company (Ohio)
                            Aqua Illinois, Inc. (Illinois)
                            Aqua New Jersey, Inc. (New Jersey)
                            Aqua Maine, Inc. (Maine)
                            Aqua North Carolina, Inc. (North Carolina)
                            Aqua Texas, Inc. (Texas)
                            Aqua Indiana, Inc. (Indiana)
                            Aqua Utilities, Inc. (Texas)
                            Aqua Virginia, Inc. (Virginia)
                            Aqua Utilities Florida, Inc. (Florida)
                            Aqua Missouri, Inc. (Missouri)
                            Aqua South Carolina, Inc. (South Carolina)